EXHIBIT 10.3

   Terms Sheet for Lease of Rancho Aloe Farm Land to Sabila Industrial
  ----------------------------------------------------------------------

  * Lease of land for planting Aloe vera plants at a rate of $7.00 per Ha per month.

  * Term of lease is from April 26, 1999 until April 25, 2000. The lease may be terminated by either party after 6 months of the lease term have expired, provided that 30 days written notice is provided to the other party.

  *    Leased plots will be adjacent to the BPM plots at Rancho Aloe.

  *    Rancho Aloe will prepare the land for planting at their cost.

  * Sabila Industrial will pay Rancho Aloe $135 per Ha for planting labor.

  * Lease rate is a gross rate--no additional rentals, fees or taxes will apply.

  * Upon termination of the lease, Rancho Aloe will buy the plants at the price of Sabila Industrial's documented invested cost, which will include the purchase price of the plants, including freight, plus the cost of land preparation, planting, land maintenance, fertilization or harvesting, if any.

  * Title to the plants remains with Sabila Industrial until such time as Rancho Aloe purchases the plants.



  Date:  April 20, 1999


  Agreed to: /s/ Bernard Tice
             ------------------------


             /s/ Robert W. Schnitzius
             ------------------------